Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree, as of January 27, 2016 that only one statement containing the information required by Schedule 13G, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of AngloGold Ashanti Limited and such statement to which this Joint Filing Agreement is attached as Exhibit 99.1 is filed on behalf of each of the undersigned.

INVESTEC ASSET MANAGEMENT LIMITED

By:	Anne Gallagher

Managing Member

INVESTEC ASSET MANAGEMENT (PTY)

By:	Adam Fletcher

Managing Member